ARTESIAN RESOURCES CORPORATION

AMENDED AND RESTATED BY-LAWS

ARTICLE I -  STOCKHOLDERS
Section 1. Annual Meeting.
(1) An annual meeting of the stockholders of Artesian Resources Corporation (the “Corporation”), for the election of directors (the “Directors”) to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders.  The Board of Directors may, in its sole discretion, determine that an annual meeting shall not be held at any place, but shall instead be held solely by means of the Internet or other electronic technology pursuant to which the stockholders have an opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the stockholders and pose questions to the Directors.
(2) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with these By-Laws, the Certificate of Incorporation, the Delaware General Corporation Law (the “DGCL”), and other applicable law. To be properly brought before an annual meeting of stockholders, business must be of a nature that is appropriate for consideration at an annual meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder Present in Person at the meeting who (A) is a record owner of shares of the Corporation’s capital stock at the time of giving the notice provided for in this paragraph (2), (B) is a record owner of shares of the Corporation’s capital stock as of the record date for the determination of stockholders entitled to notice of and to vote at the meeting in question, (C) is a record owner of shares of the Corporation’s capital stock at the time of the meeting, (D) is entitled to vote at the meeting on the business proposed by the stockholder for consideration at the meeting, and (E) complies with the requirements set forth in this paragraph (2) in all applicable respects.  Except with respect to proposed nominations of persons for election to the Board of Directors, which must be made in compliance with the provisions of Article I, Section 1, paragraph (3) of these By-Laws and except for stockholder proposals submitted for inclusion in the Corporation’s proxy statement pursuant to, and in compliance with, Rule 14a-8 (and the interpretations thereunder) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which proposals are not excludable under Rule 14a-8 of the Exchange Act, whether pursuant to a no-action letter from the Staff of the Division of Corporation Finance of the Securities and Exchange Commission (“SEC”) or a determination of a federal court of competent jurisdiction, and which are included in the notice of meeting given by or at the direction of the Board of Directors and the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders.  In addition to the other requirements set forth in this paragraph (2), for any proposal of business to be considered at an annual meeting of stockholders, it (i) must be a proper subject for action by stockholders of the Corporation under these By-Laws, the Certificate of Incorporation, the DGCL and other applicable law, and (ii) must not relate to a matter that is expressly reserved for action by the Board of Directors under these By-Laws, the Certificate of Incorporation, the DGCL or other applicable law.  For business to be properly brought before an annual meeting by a stockholder pursuant to this paragraph (2), the stockholder must have given (i) timely and proper notice thereof in writing to the Secretary of the Corporation (the “Proposal Notice”) and (ii) provided any updates or supplements to the Proposal Notice at the times and in the forms required by this paragraph (2).  To be timely, a Proposal Notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced by more than 30 days before, or delayed by more than 60 days after the Anniversary of the preceding year’s annual meeting, the Proposal Notice to be timely must be so delivered not later than the close of business on the later of (i) the 100th day prior to such annual meeting or (ii) the 10th day following the day on which Public Announcement of the date of such meeting is first made.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Proposal Notice as described above.  For purposes of these By-Laws, “Notice Deadline” shall mean the last date for a stockholder to deliver a Proposal Notice or a Nominating Notice in accordance with the provisions of this paragraph (2).  To be in proper written form, a Proposal Notice shall set forth: (i) the name and address, as they appear on the Corporation’s books, of the stockholder proposing to bring business before the Corporation’s annual meeting of stockholders (each such stockholder, a “Proponent”) and any Stockholder Associated Person; (ii) (A) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially (within the meaning of Rule 13d-3 under the Exchange Act) and/or of record, by such Proponent or any Stockholder Associated Person, provided that such Proponent or Stockholder Associated Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation’s equity securities as to which such Proponent or Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent, (B) any derivative positions held or beneficially held by the Proponent and any Stockholder Associated Person and whether and a description in reasonable detail of the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other proxy, agreement, arrangement or understanding has been made or relationship exists, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or provide a right to vote or increase or decrease the voting power of, such Proponent or any Stockholder Associated Person with respect to the Corporation’s securities, and (C) a representation that the Proponent is a holder of record of stock of the Corporation entitled to vote at such meeting on the business proposed by the stockholder for consideration at the meeting and intends to be Present in Person at the meeting to propose such business; (iii) as to each matter the Proponent proposes to bring before the meeting, (A) a reasonably detailed description of the business desired to be brought before the meeting, (B) the text of the proposed business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By-Laws, the Certificate of Incorporation or any policy of the Corporation, the text of the proposed amendment), and (C) a reasonably detailed description of the reasons for conducting such business at the meeting; (iv) a reasonably detailed description of any interest, direct or indirect, monetary or non-monetary, of the Proponent or any Stockholder Associated Person in the proposed business described in the Proposal Notice, including any anticipated benefit therefrom to be received by the Proponent or any Stockholder Associated Person; (v) a description in reasonable detail of any pending, or to the knowledge of the Proponent or any Stockholder Associated Person, threatened, legal proceeding in which any Proponent or Stockholder Associated Person is a party or participant involving the Corporation or any officer, Director, affiliate, associate, or employee of the Corporation; (vi) a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, whether written or oral and whether formal or informal) between the Proponent or any Stockholder Associated Person and the Corporation or any Director, officer, affiliate, associate, or employee of the Corporation (naming such Director, officer, affiliate, associate, or employee); (vii) a description in reasonable detail of any contacts and discussions between the Proponent or any Stockholder Associated Person and any officer, Director, or employee of the Corporation (naming such officer, Director, or employee and listing the dates and describing the nature of such contacts and discussions); (viii) a reasonably detailed description of any relationship, agreement, arrangement or understanding, written or oral, direct or indirect, with respect to the business proposed to be brought before the annual meeting by the Proponent, between or among any Proponent or any Stockholder Associated Person and any other person or entity (naming each such person or entity), including without limitation any agreements, arrangements and understandings that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such Proponent or Stockholder Associated Person pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to such Proponent or Stockholder Associated Person); (ix) a description in reasonable detail of any plans or proposals of the Proponent or any Stockholder Associated Person relating to the Corporation that would be required to be disclosed by such Proponent or Stockholder Associated Person pursuant to Item 4 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such Proponent or Stockholder Associated Person pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D with the SEC is applicable to such Proponent or Stockholder Associated Person) together with a description of any agreements, arrangements or understandings (whether written or oral and whether formal or informal) that relate to such plans or proposals and naming all the parties to any such agreements, arrangements or understandings; (x) all other information relating to (A) the proposed business described in the Proposal Notice, (B) the Proponent, or (C) any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be filed with the SEC in connection with a contested solicitation of proxies in which the Proponent or any Stockholder Associated Persons are participants in a solicitation subject to Section 14 of the Exchange Act; and (xi) a representation whether the Proponent or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve or adopt the proposed business or otherwise to solicit proxies from stockholders in support of such proposed business.
(i) A Proponent shall update and supplement its Proposal Notice as necessary, from time to time, so that the information provided or required to be provided in such Proposal Notice pursuant to this paragraph (2) shall be true, correct and complete in all respects not only prior to the Notice Deadline but also at all times thereafter and prior to the meeting, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (i) five business days following the occurrence of any event, development or occurrence that would cause the information provided in the Proposal Notice to be not true, correct and complete in all respects, or (ii) ten business days prior to the publicly disclosed date of the meeting at which such proposed business contained therein are to be considered; provided, however, that should any such event, development or occurrence take place within ten business days prior to such meeting, such update and supplement shall be received by the Secretary of the Corporation not later than one business day following any such event, development or occurrence.  For the avoidance of doubt, the updates required pursuant to this subsection (i) do not cause a Proposal Notice that was not true, correct and complete in all respects and in compliance with this paragraph (2) when first delivered to the Corporation prior to the Notice Deadline to thereafter be in proper form in accordance with this paragraph (2).
(ii) Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, any Proponent who has submitted a Proposal Notice to the Corporation shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), written verification, in a form and manner, including, if requested, an executed and notarized affidavit, satisfactory in the reasonable discretion of the Board of Directors or any duly authorized committee thereof to demonstrate the accuracy of any information submitted by such Proponent in the Proposal Notice delivered pursuant to this paragraph (2).  If a Proponent fails to provide such written verification within such period and in the form requested, the information as to which written verification was requested shall be deemed not to have been provided in accordance with this paragraph (2).
(iii) Notwithstanding anything in these By-Laws to the contrary, no business (other than the election of Directors, the nomination of whom shall be governed by Article I, Section 1, paragraph (3) of these By-Laws) shall be conducted at any annual stockholders’ meeting except in accordance with the requirements set forth in this paragraph (2).  The chairman of the meeting shall, if the facts warrant, determine, in consultation with counsel (who may be the Corporation’s internal counsel), and declare to the meeting that business was not properly brought before the meeting in accordance with the requirements set forth in these By-Laws, and if he or she should so determine, he or she shall so declare to the meeting and any such proposed business not properly brought before the meeting shall not be transacted.
(iv) Notwithstanding the foregoing provisions of this paragraph (2), the disclosures required by this paragraph (2) shall not include any disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, or trust company who is deemed a Proponent or Stockholder Associated Person solely as a result of being the stockholder directed to prepare and submit a Proposal Notice required by these By-Laws on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, or trust company and who is not otherwise affiliated or associated with such beneficial owner.
(v) Notwithstanding the foregoing provisions of this paragraph (2), a Proponent shall also comply with any and all applicable requirements of the Exchange Act, the SEC, the DGCL and other applicable law with respect to the matters set forth in this paragraph (2), any solicitation of proxies contemplated by the Proponent in connection with its submission of a Proposal Notice to the Corporation, and any filings made with the SEC in connection therewith.
(vi) Nothing in these By-Laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to, and subject to the limitations and requirements of, Rule 14a-8 under the Exchange Act and the SEC’s and the SEC Staff’s interpretations, guidance and no-action letter determinations relating thereto.
(vii) For a Proposal Notice to comply with the requirements of this paragraph (2), each of the requirements of this paragraph (2) shall be directly and expressly responded to and the Proposal Notice must clearly indicate and expressly reference which provisions of this paragraph (2) the information disclosed is intended to be responsive to.  Any global cross-references shall be disregarded and information disclosed in the Proposal Notice in response to any provision of this paragraph (2) shall not be deemed responsive to any other provision hereof unless it is expressly cross-referenced to such other provision and it is clearly apparent how such information is responsive to such other provision.
(viii) For a Proposal Notice to comply with the requirements of this paragraph (2), it must set forth in writing directly within the body of the Proposal Notice, rather than being incorporated by reference from any pre-existing document or writing, including, but not limited to, any documents publicly filed with the SEC, all the information required to be included therein as set forth in this paragraph (2), and each of the requirements of this paragraph (2) shall be directly responded to in a manner that makes it clearly apparent how the information provided is specifically responsive to any requirements of this paragraph (2).
(ix) A Proponent submitting a Proposal Notice, by its delivery to the Corporation, represents and warrants that all information contained therein, as of the Notice Deadline, is true, accurate and complete in all respects and contains no false or misleading statements, and such Proponent acknowledges that it intends for the Corporation and the Board of Directors to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false or misleading statements.  If the information submitted pursuant to this paragraph (2) by such Proponent shall not be true, correct and complete in all respects prior to the Notice Deadline, such information shall be deemed not to have been provided in accordance with this paragraph (2).
(x) Notwithstanding the foregoing provisions of this paragraph (2), unless otherwise required by applicable law, if the Proponent is not Present in Person at the annual meeting of stockholders to present the proposed business, such proposed business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  In addition, business proposed to be brought before an annual meeting by a Proponent may not be brought before an annual meeting if such Proponent takes action contrary to the representations made in the Proposal Notice applicable to such business or if (i) when submitted to the Corporation prior to the Notice Deadline, the Proposal Notice applicable to such business contained an untrue statement of a fact or omitted to state a fact necessary to make the statements therein not misleading, or (ii) after being submitted to the Corporation, the Proposal Notice applicable to such business was not updated or supplemented by the Proponent in accordance with these By-Laws to cause the information provided in the Proposal Notice to be true, correct and complete in all respects.
(xi) A Proponent submitting a Proposal Notice pursuant to this paragraph (2), by its delivery to the Corporation, acknowledges that it understands that nothing contained therein shall be considered confidential or proprietary information and that neither the Corporation, the Board of Directors, nor any agents or representatives thereof shall be restricted, in any manner, from publicly disclosing or using any of the information contained in a Proposal Notice.
(xii) Nothing in this paragraph (2) shall be deemed to give any stockholder the right to have any proposal included in any proxy statement prepared by the Corporation, and, to the extent any such right exists under the Exchange Act or other applicable law or governmental regulation, such right shall be limited to the right expressly provided under such applicable law or governmental regulation.  Notwithstanding any notice of the meeting or proxy statement sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this paragraph (2) to propose business at any annual meeting.  If a stockholder’s proposed business is the same or relates to business brought by the Corporation and included in the Corporation’s meeting notice, proxy statement or any supplement thereto, such stockholder is nevertheless still required to comply with this paragraph (2) and deliver its own separate and timely Proposal Notice to the Secretary of the Corporation that complies in all respects with the requirements of this paragraph (2).
(3) Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation (a “Nominating Stockholder”) Present in Person at the meeting who (A) is a record owner of shares of the Corporation’s capital stock at the time of giving the notice provided for in this paragraph (3), (B) is a record owner of shares of the Corporation’s capital stock as of the record date for the determination of stockholders entitled to notice of and to vote at the meeting in question, (C) is a record owner of shares of the Corporation’s capital stock at the time of the meeting, (D) is entitled to vote at the meeting on the election of directors, and (E) complies with the notice procedures set forth in this paragraph (3) in all applicable respects.  The foregoing clause (ii) shall be the exclusive means for a stockholder to propose any nomination of a person or persons for election to the Board of Directors at a stockholders’ meeting.  Without qualification, for a stockholder to propose a nomination of a person or persons for election to the Board of Directors at a stockholders’ meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation containing the information with respect to such stockholder and its proposed candidates for nomination for election to the Board of Directors as required to be set forth by this paragraph (3) (collectively, the “Nominating Notice”) and (ii) provide any updates or supplements to such Nominating Notice at the times and in the forms required by this paragraph (3).  To be timely, a Nominating Notice must be delivered to the Secretary of the Corporation within the time periods specified by paragraph (2) of this Article I, Section 1 for timely delivery of a Proposal Notice and must be delivered no later than the Notice Deadline.  To be in proper written form, a Nominating Notice shall set forth: (i) the name and address, as they appear on the Corporation’s books, of the Nominating Stockholder and any Stockholder Associated Person; (ii) all information as to the Nominating Stockholder, each person whom the Nominating Stockholder proposes to nominate for election or re-election as a Director (each, a “Stockholder Nominee”), and each Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be filed by the Nominating Stockholder with the SEC in connection with a contested solicitation of proxies for the election of Directors pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement of the Nominating Stockholder as a nominee of the Nominating Stockholder and to serving as a Director of the Corporation if elected; (iii) (A) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially (within the meaning of Rule 13d-3 under the Exchange Act) and/or of record, by the Nominating Stockholder or any Stockholder Associated Person, provided that such Nominating Stockholder or Stockholder Associated Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation’s equity securities as to which such Nominating Stockholder or Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent, (B) any derivative positions held or beneficially held by such Nominating Stockholder or any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other proxy, agreement, arrangement or understanding has been made or relationship exists, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or provide a right to vote or increase or decrease the voting power of, such Nominating Stockholder or any Stockholder Associated Person with respect to the Corporation’s securities, and (C) a representation that such Nominating Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting on the election of directors and intends to be Present in Person at the meeting to propose such nomination; (iv) a reasonably detailed description of any agreement, arrangement or understanding, written or oral, or any direct or indirect relationship the Nominating Stockholder or any Stockholder Associated Person may have with any Stockholder Nominee, including but not limited to, those pursuant to which the nomination is proposed to be made, or with any other person or persons (naming such person or persons) with respect to such nomination; (v) a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, whether written or oral and whether formal or informal) between the Nominating Stockholder or any Stockholder Associated Person and the Corporation or any Director, officer, or other employee of the Corporation (naming such Director, officer, or other employee); (vi) a description in reasonable detail of any contacts and discussions between the Nominating Stockholder or any Stockholder Associated Person and any officer, Director, or employee of the Corporation (naming such officer, Director, or employee and listing the dates and describing the nature of such contacts and discussions); (vii) a description in reasonable detail of any interest, direct or indirect, monetary or non-monetary, of the Nominating Stockholder or any Stockholder Associated Person in having any Stockholder Nominee elected to the Board of Directors, including any anticipated benefit therefrom to be received by the Nominating Stockholder or any Stockholder Associated Person; (viii) a description in reasonable detail of any pending, or to the knowledge of the Nominating Stockholder or any Stockholder Associated Person, threatened, legal proceeding in which any Nominating Stockholder or Stockholder Associated Person is a party or participant involving the Corporation or any officer, Director, affiliate, associate, or employee of the Corporation; (ix) as to each Stockholder Nominee, (A) all information that would be required to be set forth in a Nominating Notice pursuant to this paragraph (3) if such Stockholder Nominee was a Nominating Stockholder, (B) a list of all other publicly-traded companies, whether or not currently publicly-traded or currently in existence, where such Stockholder Nominee had been proposed as a candidate for election to a board of directors (or similar governing body) by the Nominating Stockholder, (C) a description in reasonable detail of any and all agreements, arrangements and/or understandings (whether written or oral and formal or informal) between such Stockholder Nominee and any person or entity (naming such person or entity) in connection with such Stockholder Nominee’s service or action as a proposed candidate and, if elected, as a member of the Board of Directors, (D) to the extent that such Stockholder Nominee has been convicted of any past criminal offenses involving a felony, fraud, dishonesty or a breach of trust or duty, a description in reasonable detail of such offense and all legal proceedings relating thereto, (E) to the extent that such Stockholder Nominee has been determined by any governmental authority or self-regulatory organization to have violated any federal or state securities or commodities laws, including but not limited to, the Securities Act of 1933, as amended, the Exchange Act or the Commodity Exchange Act of 1936, as amended, a description in reasonable detail of such violation and all legal proceedings relating thereto, (F) to the extent that such Stockholder Nominee has ever been suspended or barred by any governmental authority or self-regulatory organization from engaging in any profession or participating in any industry, or has otherwise been subject to a disciplinary action by a governmental authority or self-regulatory organization that provides oversight over the Stockholder Nominee’s current or past profession or an industry that the Stockholder Nominee has participated in, a description in reasonable detail of such action and the reasons therefor, (G) a description in reasonable detail of any and all litigation, whether or not judicially resolved, settled or dismissed, relating to the Stockholder Nominee’s past or current service on the board of directors (or similar governing body) of any corporation, limited liability company, partnership, trust or any other entity where a legal complaint filed in any state or federal court located within the United States alleges that the Stockholder Nominee committed any act constituting (a) a breach of fiduciary duties, (b) misconduct, (c) fraud, (d) breaches of confidentiality obligations, and/or (e) a breach of the entity’s code of conduct applicable to directors, and (H) the amount of any equity securities beneficially owned by such Stockholder Nominee in any company that is a direct competitor of the Corporation or its operating subsidiaries if such beneficial ownership by such nominee, when aggregated with that of all other Stockholder Nominees, the Nominating Stockholder and all Stockholder Associated Persons, is five percent or more of the class of equity securities of such company; (x) a reasonably detailed description of any agreement, arrangement or understanding, written or oral, or any direct or indirect relationship, with respect to the nomination proposed to be brought before the meeting by the Nominating Stockholder, between or among any Nominating Stockholder or any Stockholder Associated Person and any other person or entity (naming each such person or entity), including without limitation any agreements, arrangements and understandings that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such Nominating Stockholder or Stockholder Associated Person pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to such Nominating Stockholder or Stockholder Associated Person); (xi) a description in reasonable detail of any plans or proposals of the Nominating Stockholder, any Stockholder Associated Person or any Stockholder Nominee relating to the Corporation that would be required to be disclosed by such Nominating Stockholder, Stockholder Associated Person or Stockholder Nominee pursuant to Item 4 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such Nominating Stockholder, Stockholder Associated Person or Stockholder Nominee pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D with the SEC is applicable to such Nominating Stockholder, Stockholder Associated Person or Stockholder Nominee) together with a description of any agreements, arrangements or understandings (whether written or oral and whether formal or informal) that relate to such plans or proposals and naming all the parties to any such agreements, arrangements or understandings; (xii) a description in reasonable detail of all direct and indirect compensation, reimbursement, indemnification, benefits and other agreements, arrangements and understandings (whether written or oral, formal or informal and monetary or non-monetary) during the past three years, and any other relationships, between or among a Nominating Stockholder, a Stockholder Associated Person, if any, and a Stockholder Nominee, including all information that would be required to be disclosed pursuant to Items 403 and 404 promulgated under Regulation S-K (or any such successor rule) if such Nominating Stockholder or Stockholder Associated Person was the “registrant” for purposes of such Items and the Stockholder Nominee was a director or executive of such registrant; and (xiii) a representation as to whether the Nominating Stockholder and/or the Stockholder Associated Person, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the Stockholder Nominee or otherwise to solicit proxies from stockholders in support of such nomination.
(i) With respect to each Stockholder Nominee whom a Nominating Stockholder proposes to nominate for election or re-election to the Board of Directors, the Nominating Notice must, in addition to the matters set forth above, also include the completed and signed questionnaire required by subsection (xiii) of this Article I, Section 1, paragraph (3).
(ii) A Nominating Stockholder shall update and supplement its Nominating Notice as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this paragraph (3) shall be true, correct and complete in all respects not only prior to the Notice Deadline but also at all times thereafter and prior to the meeting, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (i) five business days following the occurrence of any event, development or occurrence that would cause the information provided in the Nominating Notice to be not true, correct and complete in all respects, or (ii) ten business days prior to the publicly disclosed date of the meeting at which such nominations contained therein are to be considered; provided, however, that should any such event, development or occurrence take place within ten business days prior to such meeting, such update and supplement shall be received by the Secretary of the Corporation not later than one business day following any such event, development or occurrence.  For the avoidance of doubt, the updates required pursuant to this subsection (ii) do not cause a Nominating Notice that was not true, correct and complete in all respects and in compliance with this paragraph (3) when first delivered to the Corporation prior to the Notice Deadline to thereafter be in proper form in accordance with this paragraph (3).
(iii) Upon written request by the Secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, any Nominating Stockholder who has submitted a Nominating Notice to the Corporation shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), written verification, in a form and manner, including, if requested, an executed and notarized affidavit, satisfactory in the reasonable discretion of the Board of Directors or any duly authorized committee thereof to demonstrate the accuracy of any information submitted by such stockholder in the Nominating Notice delivered pursuant to this paragraph (3).  If a Nominating Stockholder fails to provide such written verification within such period and in the form requested, the information as to which written verification was requested shall be deemed not to have been provided in accordance with this paragraph (3).
(iv) No person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (3).  The chairman of the meeting shall, if the facts warrant, determine, in consultation with counsel (who may be the Corporation’s internal counsel), and declare to the meeting that the proposed nomination was not made in accordance with the requirements set forth in these By-Laws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.
(v) Notwithstanding the foregoing provisions of this paragraph (3), the disclosures required by this paragraph (3) shall not include any disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, or trust company who is deemed a Nominating Stockholder or Stockholder Associated Person solely as a result of being the stockholder directed to prepare and submit a Nominating Notice required by these By-Laws on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, or trust company and who is not otherwise affiliated or associated with such beneficial owner.
(vi) Notwithstanding the foregoing provisions of this paragraph (3), a Nominating Stockholder shall also comply with any and all applicable requirements of the Exchange Act, the SEC, the DGCL and other applicable law with respect to the matters set forth in this paragraph (3), any solicitation of proxies contemplated by the Nominating Stockholder in connection with its submission of a Nominating Notice to the Corporation, and any filings made with the SEC in connection therewith.
(vii) For a Nominating Notice to comply with the requirements of this paragraph (3), each of the requirements of this paragraph (3) shall be directly and expressly responded to and the Nominating Notice must clearly indicate and expressly reference which provisions of this paragraph (3) the information disclosed is intended to be responsive to.  Any global cross-references shall be disregarded and information disclosed in the Nominating Notice in response to any provision of this paragraph (3) shall not be deemed responsive to any other provision hereof unless it is expressly cross-referenced to such other provision and it is clearly apparent how such information is responsive to such other provision.
(viii) For a Nominating Notice to comply with the requirements of this paragraph (3), it must set forth in writing directly within the body of the Nominating Notice, rather than being incorporated by reference from any pre-existing document or writing, including, but not limited to, any documents publicly filed with the SEC, all the information required to be included therein as set forth in this paragraph (3), and each of the requirements of this paragraph (3) shall be directly responded to in a manner that makes it clearly apparent how the information provided is specifically responsive to any requirements of this paragraph (3).
(ix) A Nominating Stockholder submitting a Nominating Notice, by its delivery to the Corporation, represents and warrants that all information contained therein, as of the Notice Deadline, is true, accurate and complete in all respects and contains no false or misleading statements, and such Nominating Stockholder acknowledges that it intends for the Corporation and the Board of Directors to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false or misleading statements.  If the information submitted pursuant to this paragraph (3) by such Nominating Stockholder shall not be true, correct and complete in all respects prior to the Notice Deadline, such information shall be deemed not to have been provided in accordance with this paragraph (3).
(x) Notwithstanding the foregoing provisions of this paragraph (3), unless otherwise required by applicable law, if the Nominating Stockholder is not Present in Person at the stockholders’ meeting to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  In addition, nominations proposed to be brought before a stockholders’ meeting by a Nominating Stockholder may not be brought before a meeting if such Nominating Stockholder takes action contrary to the representations made in the Nominating Notice applicable to such nominations or if (i) when submitted to the Corporation prior to the Notice Deadline, the Nominating Notice applicable to such nominations contained an untrue statement of a fact or omitted to state a fact necessary to make the statements therein not misleading, or (ii) after being submitted to the Corporation, the Nominating Notice applicable to such nominations was not updated or supplemented by the Nominating Stockholder in accordance with these By-Laws to cause the information provided in the Nominating Notice to be true, correct and complete in all respects.
(xi) A Nominating Stockholder submitting a Nominating Notice pursuant to this paragraph (3), by its delivery to the Corporation, acknowledges that it understands that nothing contained therein shall be considered confidential or proprietary information and that neither the Corporation, the Board of Directors, nor any agents or representatives thereof shall be restricted, in any manner, from publicly disclosing or using any of the information contained in a Nominating Notice.
(xii) Nothing in this paragraph (3) shall be deemed to give any stockholder the right to have any nominations included in any proxy statement prepared by the Corporation.  Notwithstanding any notice of the meeting, proxy statement or supplement thereto sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this paragraph (3) to propose any nominations at any stockholders’ meeting, including delivering its own separate and timely Nominating Notice to the Secretary of the Corporation that complies in all respects with the requirements of this paragraph (3).
(xiii) To be eligible to be a nominee for election or re-election as a Director of the Corporation, a Stockholder Nominee must deliver (in accordance with the time periods prescribed for delivery of notice specified by paragraph (2) of this Section 1 for timely delivery of a Proposal Notice, and no later than the Notice Deadline) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualifications of such Stockholder Nominee (which questionnaire shall be provided by the Secretary of the Corporation upon written request).
(4) Certain Definitions.
(i) “close of business” shall mean 5:00 p.m., local time, at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day.
(ii) “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.
(iii) “Present in Person” shall mean that the Proponent or the Nominating Stockholder, as the case may be, or, if such person is not an individual, a qualified representative of such person, appears in person at such stockholders’ meeting.
(iv) “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(v) A “qualified representative” of any stockholder means a person who is a duly authorized officer, manager or partner of such stockholder (including, as applicable, a Proponent or a Nominating Stockholder) or has been authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy with respect to the specific matter to be considered at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction (to the reasonable satisfaction of the chairman of the meeting) of the writing or electronic transmission, at the meeting of stockholders prior to the taking of action by such person on behalf of the stockholder.
(vi) “Stockholder Associated Person” means with respect to any Proponent or Nominating Stockholder, (i) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Proponent or Nominating Stockholder and any other beneficial owner of stock of the Corporation owned of record or beneficially by such Proponent or Nominating Stockholder, (ii) any Affiliate or Associate (within the meaning of Rule 12b-2 under the Exchange Act) of such Proponent or Nominating Stockholder or beneficial owner, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Proponent or Nominating Stockholder in any solicitation contemplated by the Proposal Notice or the Nominating Notice, and (iv) each person who may be deemed to be a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with any such Proponent or Nominating Stockholder or beneficial owner (or their respective Affiliates and Associates) relating to the equity securities of the Corporation, regardless of whether such person is disclosed as a member of a “group” in a Schedule 13D or an amendment thereto filed with the SEC relating to the Corporation.
Section 2. Special Meetings:Notice.
(1) Special meetings of the stockholders, other than those required by statute, may be called at any time by the Board of Directors acting pursuant to a resolution approved by a majority of the Whole Board.  For purposes of these By-laws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.  The Board of Directors may postpone or reschedule any previously scheduled special meeting.
(2) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of record  of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 1 of this Article I.  Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by the third paragraph of Section 1 of this Article I shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
(3) Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.
Section 3. Notice of Meetings.
Written or electronic notice of the place, if any, date, and time of all meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).
When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, if any, date and time thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meetings are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith.  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
Section 4. Quorum.
At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.  Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.
If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date, or time.
Section 5. Organization.
Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting.  In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.
Section 6. Conduct of Business.
The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.  The chairman shall have the power to adjourn the meeting to another place, if any, date and time.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
Section 7. Proxies and Voting.
At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.
All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.
Section 8. Stock List.
A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting in the manner provided by law.
The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as required by law.  This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
Section 9. Consent of Stockholders in Lieu of Meeting.
Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.
Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.
In the event of the delivery, in the manner provided by this Section 9 and applicable law, to the Corporation of a written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 9 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.  Nothing contained in this Section 9 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
ARTICLE II – BOARD OF DIRECTORS
Section 1. Number, Election and Term of Directors.
Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies.  The directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes with the term of office of the first class to expire at the first annual meeting of stockholders following the adoption of the provision set forth in Article Sixth, Section 6.01 of the Certificate of Incorporation, the term of office of the second class to expire at the second annual meeting of stockholders following the adoption of the provision set forth in Article Sixth, Section 6.01 of the Certificate of Incorporation and the term of office of the third class to expire at the third annual meeting of stockholders following the adoption of the provision set forth in Article Sixth, Section 6.01 of the Certificate of Incorporation, with each director to hold office until his or her successor shall have been duly elected and qualified.  At each annual meeting of stockholders, commencing with the first annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.
Section 2. Newly Created Directorships and Vacancies.
Subject to applicable law and to the rights of the holders of any series of preferred stock  with respect to such series of preferred stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified.  No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.
Section 3. Regular Meetings.
Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors.  A notice of each regular meeting shall not be required.
Section 4. Special Meetings.
Special meetings of the Board of Directors may be called by the President or by two or more directors then in office and shall be held at such place, on such date, and at such time as they or he or she shall fix.  Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telephone or by telegraphing or telexing or by facsimile transmission or electronic transmission of the same not less than twenty-four (24) hours before the meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5. Quorum.
At any meeting of the Board of Directors, a majority of the total number of the Whole Board shall constitute a quorum for all purposes.  If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.
Section 6. Participation in Meetings By Conference Telephone.
Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
Section 7. Conduct of Business.
At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.  Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 8. Powers.
The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:
(1)	To declare dividends from time to time in accordance with law;
(2)	To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;
(3)
To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4)	To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;
(5)	To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;
(6)
To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(7)	To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,
(8)	To adopt from time to time regulations, not inconsistent with these By-laws, for the management of the Corporation’s business and affairs.
Section 9. Compensation of Directors.
Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of the directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.  Members of special or standing committees may be allowed like compensation for attending committee meetings.
ARTICLE III  -  COMMITTEES
Section 1. Committees of the Board of Directors.
The Board of Directors may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.  The Board of Directors has, by resolution passed by a majority of the Whole Board, elected that the Corporation be governed by Section 141(c)(2) of the Delaware General Corporation Law.  Accordingly, any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all powers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval (other than the election or removal of directors) or (ii) adopting, amending or repealing any by-law of the Corporation.
Section 2. Conduct of Business.
Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
ARTICLE IV  -  OFFICERS
Section 1. Generally.The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors.  Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders.  Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Any number of offices may be held by the same person.  The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officers as may be designated by resolution of the Board.
Section 2. President.
Unless otherwise provided by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation.  Subject to the provisions of these By-laws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors.  He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.
Section 3. Vice President.
Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors.  One (1) Vice President shall be designated by the Board to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.
Section 4. Treasurer.
The Treasurer shall have the responsibility for maintaining the financial records of the Corporation.  He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation.  The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.
Section 5. Secretary.
The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors.  He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.
Section 6. Delegation of Authority.
The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
Section 7. Removal.
Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.
Section 8. Action with Respect to Securities of Other Corporations.
Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.
ARTICLE V  -  STOCK
Section 1. Certificates of Stock.
Each holder of stock represented by a certificate shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her.  Any or all of the signatures on the certificate may be by facsimile.
Section 2. Transfers of Stock.
Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.  Except where a certificate is issued in accordance with Section 4 of Article V of these by-laws, an outstanding certificate for the number of shares involved, if one has been issued, shall be surrendered for cancellation before a new certificate, if any, is issued therefor.
Section 3. Record Date.
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date.  The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this paragraph).  If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporation action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
Section 4. Lost, Stolen or Destroyed Certificates.
In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
Section 5. Regulations.
The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE VI  -  NOTICES
Section 1. Notices.
Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, recognized overnight delivery service or by sending such notice by facsimile, receipt acknowledged, or by prepaid telegram or mailgram.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.  Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation.  The time when such notice is received, if hand delivered, or deposited in the mail, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.
Section 2. Waivers.
A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person.  Neither the business nor the purpose of any meeting need be specified in such a waiver.  Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.
ARTICLE VII  -  MISCELLANEOUS
Section 1. Facsimile Signatures.
In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
Section 2. Corporate Seal.
The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
Section 3. Reliance upon Books, Reports and Records.
Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 4. Fiscal Year.
The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5. Time Periods.
In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
Section 6. Board Signatures.
A resolution in writing (in one or more counterparts) signed by all the members of the Board of Directors or all the members of any committee of the Board of Directors, as applicable (including signed copies sent by facsimile or email), or a resolution electronically signed by all the members of the Board of Directors or all the members of any committee of the Board of Directors, as applicable, via the Corporation’s digital board management software, shall be as valid and effectual as if it had been passed at a meeting of the Board of Directors or committee of the Board of Directors, as the case may be, duly convened and held.
ARTICLE VIII  -  INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 1. Right to Indemnification.
Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer or controller of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, controller or trustee or in any other capacity while serving as a director, officer, controller or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
Section 2. Right to Advancement of Expenses.
In addition to the right to indemnification conferred in Section 1 of this Article VIII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director, officer or controller (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.
Section 3. Right of Indemnitee to Bring Suit.
If a claim under Section 1 or 2 of this ARTICLE VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VIII or otherwise shall be on the Corporation.
Section 4. Non-Exclusivity of Rights.
The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.
Section 5. Insurance.
The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
Section 6. Indemnification of Employees and Agents of the Corporation.
The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
Section 7. Nature of Rights.
The rights conferred upon indemnitees in this ARTICLE VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, controller or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
ARTICLE IX  -  AMENDMENTS
In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend and repeal these By-Laws subject to the power of the holders of capital stock of the Corporation to alter, amend or repeal the By-Laws; provided, however, that, with respect to the powers of holders of capital stock to make, alter, amend and repeal By-Laws of the Corporation, notwithstanding any other provision of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these By-Laws or any preferred stock, the affirmative vote of the holders of at least 75 percent of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to make, alter, amend or repeal any provision of these By-Laws.